Exhibit 10.2
FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Agreement”), dated as of November 6, 2025, by and among Luminar Technologies, Inc., a Delaware corporation (the “Issuer”), the Subsidiary Guarantors party hereto (the “Guarantors” and, together with the Issuer, the “Credit Parties”), and each holder or beneficial owner of 9.0% Convertible Second Lien Senior Secured Notes due 2030 and 11.5% Convertible Second Lien Senior Secured Notes due 2030 (collectively, the “Notes”), in each case, issued pursuant to the Indenture (as defined below) listed on the signature pages hereto.

        Reference is made to (i) the Second Lien Indenture, dated as of August 8, 2024 among the Issuer, the Guarantors and GLAS Trust Company LLC, in its capacity as Trustee and Collateral Agent (in such capacities, the “Agent”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Indenture”) and (ii) the First Lien Indenture, dated as of August 8, 2024 among the Issuer, the Guarantors party thereto and GLAS Trust Company LLC, in its capacity as trustee and collateral agent thereunder (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Indenture”).

        The Credit Parties have requested that the holders and beneficial owners of the Notes forbear from exercising certain rights, remedies, powers, privileges and defenses under the Indenture and the other Notes Documents (including, for the avoidance of doubt, the right to accelerate the obligations under the Indenture), for the period of time set forth herein and subject to the terms and conditions hereof, solely with respect to the following Default or Event of Default: anticipated Event of Default as a result of the failure of the Issuer to pay the interest payment due under Section 3.01 of the Indenture on the Interest Payment Date occurring on October 15, 2025 beyond the grace period provided therefor (the “Specified Default”).

The holders and beneficial owners of the Notes party hereto (collectively, the “Holders”) are willing to, for the period of time set forth herein and subject to the terms and conditions hereof, forbear from, and refrain from instructing the Agent to engage in, exercising certain rights, remedies, powers, privileges and defenses under the Indenture and the other Notes Documents solely with respect to the Specified Default. In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Credit Parties, and the Holders hereby agree as follows:

Section 1. Definitions and Rules of Interpretation. Except as otherwise defined in this Agreement, terms defined in the Indenture are used herein as defined therein. For purposes of this Agreement, the following terms shall have the following meanings:

1.01. Defined Terms.

“Claim” has the meaning specified in Section 7.

“First Lien Indenture Forbearance” means the “Forbearance Agreement” dated as of the date hereof, by and among the Issuer, the Guarantors party thereto, and the holders or beneficial owners of the notes issued thereunder with respect to the First Lien Indenture.

“Effective Date” means the date on which the conditions specified in Section 5 are satisfied (or waived by the Holders).

“Fee Letters” means the fee letters between the Issuer and the Holder Advisors, in connection with the matters contemplated by, and in connection with, this Agreement.

“Forbearance Period” has the meaning specified in Section 2.02.

“Forbearance Termination Date” means the earliest to occur of (a) 11:59 p.m., New York City time on November 12, 2025, (or such later date as the Holders may agree in writing (including via email from the Holder Advisors)), (b) the occurrence of any Event of Default other than the Specified Event of Default, (c) upon notice on or after the date on which any breach of any of the conditions or agreements provided in this Agreement shall occur, (d) the commencement of, or any Credit Party engaging in, any solicitation of, or any transaction with, any holder of indebtedness of the Credit Parties involving an exchange, repurchase or restructuring of, or a material amendment of an agreement governing, any indebtedness of the Credit Parties, whether done publicly or privately (including through a privately negotiated transaction), in each case, that is not with the Holders (directly or through the Holder Advisors) or otherwise consented to by the Requisite Holders (which may be via email from the Holder Advisors) prior to consummation thereof; provided that this clause (d) shall not restrict any discussions, conversations, and negotiations among the Credit Parties, their advisors and any holders of any of the indebtedness of the Credit Parties regarding the terms of any such exchange, repurchase, restructuring or amendment or (e) the date any “Forbearance Termination Date” (or any similar defined term) under the First Lien Indenture Forbearance.

        “Holder Parties” has the meaning specified in Section 7.

“Holder Advisors” means Ropes & Gray, LLP, as legal advisors to the Holders, and Ducera Partners LLC, as investment banker for the Holders.

“Releasing Party” has the meaning specified in Section 7.

“Requisite Holders” means Holders holding or beneficially owning a majority of the Notes owned by the Holders.

“Specified Default” has the meaning specified in the recitals of this Agreement.

1.02. Rules of Construction. Section 1.03 of the Indenture is incorporated as if set forth herein in its entirety, mutatis mutandis.

Section 2. Acknowledgments and Agreements; Limited Forbearance in Respect of Specified Default.

2.01. Acknowledgment of Default. To induce the Holders to execute this Agreement, each Credit Party hereby acknowledges, stipulates, represents, warrants and agrees as follows:
Forbearance Agreement

(a)    The Specified Default constitutes an Event of Default (i) that has occurred, remains uncured, has not been waived and is continuing as of the date of this Agreement or (ii) that, upon the expiration of the grace period provided therefor, shall occur. Except for the Specified Default, to the knowledge of the Issuer, no other Defaults or Events of Default have occurred and are continuing as of the date hereof. Except as expressly set forth in this Agreement, the agreements of the Holders hereunder to forbear in the exercise of their respective rights, remedies, powers, privileges and defenses under the Notes Documents in respect of the Specified Default during the Forbearance Period do not in any manner whatsoever limit any right of any of the Holders to insist upon strict compliance with this Agreement or any Notes Document during the Forbearance Period.

(b)    Nothing has occurred that constitutes or otherwise can be construed or interpreted as a waiver of, or otherwise to limit in any respect, any rights, remedies, powers, privileges and defenses any of the Holders have or may have arising as the result of any Event of Default (including the Specified Default) that has occurred or that may occur under the Indenture, the other Notes Documents or applicable law. The Holders’ actions in entering into this Agreement are without prejudice to the rights of any of the Holders to pursue any and all remedies under the Notes Documents pursuant to applicable law or in equity available to it in its sole discretion upon the termination (whether upon expiration thereof, upon acceleration or otherwise) of the Forbearance Period.

(c)    [Reserved]

(d)    All of the assets pledged, assigned, conveyed, mortgaged, hypothecated or transferred to the Agent pursuant to the Collateral Documents are (and shall continue to be) subject to valid and enforceable liens and security interests of the Agent, as collateral security for all of the Obligations, subject to no Liens other than Liens permitted by Section 3.10 of the Indenture. Each Credit Party hereby reaffirms and ratifies its prior conveyance to the Agent of a continuing security interest in and lien on the Collateral.

(e)    The obligations of the Credit Parties under this Agreement of any nature whatsoever, whether now existing or hereafter arising, are hereby deemed to be “Obligations” for all purposes of the Notes Documents and the term “Obligations” when used in any Notes Document shall include all such obligations hereunder.

(f)    Default Interest shall accrue on the Defaulted Amount from October 15, 2025.

2.02. Limited Forbearance. Subject (i) to the satisfaction of the conditions precedent set forth in Section 5 below and (ii) to the continuing effectiveness and enforceability of the Notes Documents in accordance with their terms, the Holders agree to forbear in the exercise of their respective rights, remedies, powers, privileges and defenses under the Notes Documents (including, the avoidance of doubt, the right to
Forbearance Agreement

accelerate the obligations under the Indenture or the right to instruct the Trustee to accelerate the obligations under the Indenture), solely in respect of the Specified Default for the period (the “Forbearance Period”) commencing on the Effective Date and ending automatically and without further action or notice on the Forbearance Termination Date; provided that (i) each Credit Party shall comply with all limitations, restrictions, covenants and prohibitions that would otherwise be effective or applicable under the Notes Documents, and (ii) that nothing herein shall be construed as a waiver by any Holder of the Specified Default.

2.03. Termination of Forbearance Period. Upon the occurrence of the Forbearance Termination Date, the agreement of the Holders to comply with any of their obligations hereunder, including the agreement to forbear, shall automatically and without any further action or notice terminate and be of no force and effect; it being expressly agreed that the effect of the termination of the Forbearance Period will be to permit the Holders to exercise, or cause the exercise of, any rights, remedies, powers, privileges and defenses available to any of them under the Indenture, the other Notes Documents or applicable law, immediately, without any further notice, demand, passage of time, presentment, protest or forbearance of any kind (all of which each Credit Party waives).

2.04. Limitations on Transfers. During the Forbearance Period, no Holder shall sell, assign, dispose of, pledge (other than liens or encumbrances (i) in favor of a bank or broker-dealer holding custody of such Notes in the ordinary course of business or (ii) in favor of any lender, noteholder, agent or trustee to secure obligations under indebtedness issued or held by a managed fund or account, including any collateralized loan obligation or collateralized debt obligation), or otherwise transfer, directly or indirectly, any ownership (including any beneficial ownership as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) in or of the Notes unless the transferee is (i) a Holder or (ii) an affiliate of a Holder (including of the transferring Holder) who executes and delivers a copy of this Agreement or a joinder thereto. Notwithstanding the foregoing, and for the avoidance of doubt, nothing herein shall limit any Holder’s or its affiliates’ ability to trade any other securities of the Issuer.

Section 3. Covenants.

3.01. Investments; Indebtedness. No Credit Party shall (i) pay any dividend on any of its equity interests, make any Investment, or incur any Indebtedness (other than St. James Indebtedness and any Series A Convertible Preferred Stock), in each case, outside of the ordinary course of business, or (ii) other than a conversion by the applicable noteholder of the Issuer’s 1.25% Convertible Senior Notes due 2026 (the “Unsecured Convertible Notes”) pursuant to the terms thereof as in effect on the date hereof, purchase, repurchase, repay, redeem, exchange, or otherwise acquire for value any of the Unsecured Convertible Notes, whether for cash or non-cash consideration, in each case without the prior written consent of the Requisite Holders (which may be via email from the Holder Advisors); provided that the foregoing clauses (i) and (ii) shall not restrict the Credit Parties ability to pay any interest in kind.

Forbearance Agreement

3.02. Asset Sales. No Credit Party shall consummate an Asset Sale, including any Asset Sale otherwise permitted by the Notes Documents, without the prior written consent of the Requisite Holders (which may be via email from the Holder Advisors), other than in the ordinary course of business. For purposes of this Section 3.02, the exception in clause (xiv) of the definition of Asset Sale shall be limited to up to $100,000 in any single transaction or series of related transactions not to exceed $1,000,000 in the aggregate for so long as the Notes are outstanding.

3.03. Expenses. The Issuer shall pay all amounts set forth in the Fee Letters in accordance with the terms of the Fee Letters, including, for the avoidance of doubt, all fees, expenses, retainers, and other amounts outstanding thereunder as of the date hereof (to the extent the Issuer has received an invoice therefore on the date hereof) as soon as reasonably practicable.

3.04 Covenant to Agree. From the date hereof, the Issuer and the Holders shall negotiate expeditiously and in good faith regarding the terms and conditions, as well as any related fees, with respect toa long-term forbearance agreement in connection with the Specified Default.

Section 4. Representations and Warranties.

(a)Each of the Credit Parties represents and warrants to the Holders that the representations and warranties set forth in Article IV of the Security Agreement, and in each of the other Notes Documents, are true and correct in all material respects on and as of the Effective Date, provided that to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date) and as if each reference in Article IV of the Security Agreement to “this Agreement” included reference to this Agreement.

(b)Each of the Holders (severally and not jointly) represents and warrants to each of the Credit Parties that, as of the date hereof, it (x) either (A) is the beneficial or record owner of the principal amount of the Notes indicated on its respective signature page hereto or (B) has investment or voting discretion with respect to the principal amount of the Notes indicated on its respective signature page hereto and has the power and authority to bind the beneficial owner of such Notes to the terms of this Agreement, and (y) has full power and authority to act on behalf of, vote, and consent to matters concerning such Notes; and other than pursuant to this Agreement, the Notes with respect to which it is the beneficial or record owner or has sole investment or voting discretion set forth on its respective signature page are free and clear of any lien, charge, encumbrance, participation, security interest, adverse claim or any other similar restriction, or any option, proxy, voting restriction, right of first refusal, or other limitation on disposition of any kind that could reasonably be expected to adversely affect in any way such Holder’s performance of its obligations contained in this Agreement.

Section 5. Conditions Precedent. The effectiveness of this Agreement and the obligations of the Holders hereunder is subject to the satisfaction, or waiver by the Holders, of the following conditions:

Forbearance Agreement

5.01. Counterparts. Receipt by the Holders of counterparts of this Agreement executed by the Issuer, each Guarantor and Holders holding or beneficially owning at least 75.01% of the outstanding Notes.

5.02. Fee Letters. The Issuer shall have duly executed and delivered each of the Fee Letters to the Holders Advisors.

5.03. No Default. No Default or Event of Default other than the Specified Default shall have occurred and be continuing.

5.04. [Reserved]

5.05 Consents. Each Credit Party shall have obtained all material consents necessary or advisable in connection with the transactions contemplated by this Agreement.
Section 6. No Waiver; Reservation of Rights. Each of the Holders has not waived, and is not waiving, by the execution of this Agreement or the acceptance of any payments hereunder or under the Indenture any Default or Event of Default (including the Specified Default) whether now existing or hereafter arising under the Indenture or any of the other Notes Documents, or its respective rights, remedies, powers, privileges and defenses arising as a result thereof or otherwise, and no failure on the part of the Holders to exercise and no delay in exercising, including without limitation the right to take any enforcement actions, and no course of dealing with respect to, any right, remedy, power, privilege or defense hereunder, under the Indenture or any other Notes Document, at law or in equity or otherwise, arising as the result of any Default or Event of Default (including the Specified Default) whether now existing or hereafter arising under the Indenture or any of the other Notes Documents or the occurrence thereof or any other action by Credit Parties and no acceptance of partial performance or partial payment by the Holders, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power, privilege or defense hereunder, under the Indenture or under any other Notes Document, at law, in equity or otherwise, preclude any other or further exercise thereof or the exercise of any other right, remedy, power, privilege or defense nor shall any failure to specify any Default or Event of Default in this Agreement constitute any waiver of such Default or Event of Default. The rights, remedies, powers, privileges and defenses provided for herein, in the Indenture and the other Notes Documents are cumulative and, except as expressly provided hereunder, may be exercised separately, successively or concurrently at the sole discretion of the Holders, and are not exclusive of any rights, remedies, powers, privileges and defenses provided at law, in equity or otherwise, all of which are hereby expressly reserved. Notwithstanding the existence or content of any communication by or between the Credit Parties and any Holder, or any of their representatives, including, but not limited to, any Agent, regarding any Default or Event of Default, no waiver, forbearance (other than the forbearance contemplated by this Agreement (subject to the terms hereof)), or other similar action by any Holder with regard to such Default or Event of Default, whether now existing or hereafter arising under the Indenture or any of the other Notes Documents, shall be effective unless the same has been reduced to writing and executed by an authorized representatives of the percentage of holders of the Notes required under the applicable provisions of the Indenture, the applicable Credit Parties and every other entity deemed necessary or desirable by the percentage of holders of the Notes required under the applicable provisions of the Indenture.
Forbearance Agreement

Section 7. Release. Each Credit Party, on behalf of itself, its Subsidiaries and Affiliates, and each of their successors, representatives, assignees and, whether or not claimed by right of, through or under any Credit Party, past, present and future employees, agents, representatives, officers, directors, members, managers, principals, affiliates, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals (each, a “Releasing Party” and collectively, the “Releasing Parties”), does hereby fully, finally, and forever remise, release and discharge, and shall be deemed to have forever remised, released and discharged, the Holders, and each Holder’s respective successors, representatives, assignees and past, present and future employees, agents, representatives, officers, directors, members, managers, investment managers, principals, affiliates, shareholders, trustees, consultants, experts, advisors, attorneys and other professionals and all other persons and entities to whom any of the foregoing would be liable if such persons or entities were found to be liable to any Releasing Party, or any of them (collectively hereinafter the “Holder Parties”), from any and all manner of action and actions, cause and causes of action, claims, defenses, rights of setoff, charges, demands, counterclaims, suits, debts, obligations, liabilities, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, damages, judgments, expenses, executions, liens, claims of liens, claims of costs, penalties, attorneys’ fees, or any other compensation, recovery or relief on account of any liability, obligation, demand or cause of action of whatever nature, whether in law, equity or otherwise (including without limitation those arising under Bankruptcy Law and interest or other carrying costs, penalties, legal, accounting and other professional fees and expenses, and incidental, consequential and punitive damages payable to third parties), whether known or unknown, fixed or contingent, joint and/or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, contractual or tortious, direct, indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, now existing, heretofore existing or which may heretofore accrue against any of the Holder Parties, whether held in a personal or representative capacity, and which are based on any act, circumstance, fact, event or omission or other matter, cause or thing occurring at or from any time prior to and including the date hereof in any way, directly or indirectly arising out of, connected with, in respect of or relating to this Agreement, the Indenture or any other Notes Document and the transactions contemplated thereby, and all other agreements, certificates, instruments and other documents and statements (whether written or oral) related to any of the foregoing (each, a “Claim” and collectively, the “Claims”).

Section 8. Confirmation of Guaranty and Collateral Documents. Each of the Credit Parties hereby confirms and ratifies all of its obligations under the Notes Documents to which it is a party, and each of the Guarantors hereby confirms its obligations under Article 12 of the Indenture. By its execution on the respective signature lines provided below, each of the Credit Parties hereby confirms and ratifies all of its obligations and the Liens granted by it under the Collateral Documents to which it is a party and confirms that all references in such Collateral Documents to the “Indenture” (or words of similar import) refer to the Indenture as amended hereby without impairing any such obligations or Liens in any respect.

Section 9. Amendments. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of the Issuer and the Requisite Holders.

Forbearance Agreement

Section 10. Disclosure. The Issuer shall, not later than 9:01 a.m. (New York City time) on the Business Day immediately following the date hereof, file a Current Report on Form 8-K, disclosing the material terms hereof and including this Agreement as an exhibit thereto, with the Securities and Exchange Commission (the “Commission”), and shall consult with the Holders regarding the contents thereof. The Issuer and the Holders shall also consult with each other in issuing any press release with respect to this Agreement and the transactions contemplated thereby, and neither the Issuer nor any Holder shall issue any such press release nor otherwise make any such public statement without the prior consent of the Issuer, with respect to any press release of any Holder, or without the prior consent of the Requisite Holders, which may be via email from the Holder Advisors, with respect to any press release of the Issuer, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Issuer shall not publicly disclose the name or holdings of any Holder, or include the name of holdings of any Holder in any filing with the Commission or any regulatory agency, stock exchange or trading market, without the prior written consent of such Holder (it being understood that the Issuer may disclose the collective amount of holdings of the Notes by the Holders in the aggregate), except (a) as required by federal securities law in connection with the filing of final transaction documents with the Commission and (b) to the extent such disclosure is required by law or regulation, stock exchange or trading market rules or regulations, in which case the Issuer shall provide the Holders with prior notice of such disclosure permitted under the foregoing clauses (a) and (b) and reasonably cooperate with the Holders regarding such disclosure.

Section 11. Miscellaneous.

(a)Except as herein expressly provided, the Indenture and each of the other Notes Documents shall remain unchanged and in full force and effect. This Agreement shall constitute a “Notes Document” under the Indenture.

(b)Section 13.06 (Governing Law; Waiver of Jury Trial), Section 13.07 (Submission to Jurisdiction), Section 13.13 (Severability) and Section 13.14 (Counterparts), in each case, of the Indenture are incorporated herein by reference, mutatis mutandis.

(c)For the avoidance of doubt, as a result of this Agreement, the Holders do not intend to form, shall not be deemed to have formed, and shall not constitute, a “group” as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or any other similar law or regulation.

Forbearance Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

LUMINAR TECHNOLOGIES, INC.
By: /s/ Thomas J. Fennimore
Name: Thomas J. Fennimore
Title: Chief Financial Officer
LUMINAR, LLC
LUMINAR SEMICONDUCTOR, INC.
By: /s/ Thomas J. Fennimore
Name: Thomas J. Fennimore
Title: Chief Financial Officer
FREEDOM PHOTONICS LLC
EMFOUR ACQUISITION CO., LLC
By: Luminar Semiconductor, Inc.,
    its Sole Member
By: /s/ Thomas J. Fennimore
Name: Thomas J. Fennimore
Title: Chief Financial Officer
EM4, LLC
By: EMFOUR Acquisition Co., LLC,
    its Sole Member
By: Luminar Semiconductor, Inc.,
    its Sole Member
By: /s/ Thomas J. Fennimore
Name: Thomas J. Fennimore
Title: Chief Financial Officer
OPTOGRATION, INC.
By: /s/ Thomas J. Fennimore
Name: Thomas J. Fennimore
Title: Chief Financial Officer
[Holder signature pages on file with the Company]
    Forbearance Agreement